Calculation of Filing Fee Tables
S-8
Cardinal Infrastructure Group Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	3,660,656	$ 21.00	$ 76,873,776.00	0.0001381	$ 10,616.27
Total Offering Amounts:						$ 76,873,776.00		$ 10,616.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,616.27
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock") of Cardinal Infrastructure Group Inc. (the "Registrant") that become issuable under the Cardinal Infrastructure Group Inc. 2025 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents the 3,660,656 shares of Class A Common Stock of the Company reserved and available for issuance under the Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act, based on the initial public offering price of $21 per share of Class A Common Stock, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-290850), declared effective on December 9, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A